Exhibit 99.1

Shift Announces a Record $60 Million in Revenue for the Third Quarter 2020

Over 4,000 total units sold in the quarter

Achieved $3.7 million in Gross Profit and grew Adjusted Gross Profit 156% Year-over-Year to $3.9 million

SAN FRANCISCO, Nov. 12, 2020— Shift (Nasdaq: SFT), a leading end-to-end ecommerce platform for buying and selling used cars, today reported third quarter financial results for the period ended September 30, 2020. Management’s commentary on third quarter 2020 financial results and fourth quarter 2020 outlook can be found by accessing the Company’s shareholder letter on investors.shift.com, or by listening to today’s conference call. A live audio webcast will also be available on Shift’s Investor Relations website.

As previously announced, on October 13, 2020, Shift and Insurance Acquisition Corp. (“INSU”) completed their merger (the “Merger”). As a result of the Merger, Shift became a direct wholly-owned subsidiary of INSU. Immediately following the Merger, INSU changed its name to Shift Technologies, Inc. and its common stock and warrants began trading on the Nasdaq Capital Market under the new symbols SFT and SFTTW, respectively.

“This has been a transformative year for Shift and we are embarking on our life as a public company with exciting momentum. In the third quarter, we grew total revenue 31%, Adjusted GPU 89% and total unit sales 34%, year over year, and sold nearly 1,000 ecommerce units per month,” said Shift’s Co-CEO Toby Russell. “We are investing in market expansion, an innovative branding and marketing strategy, technology-enabled tools to drive efficiency and a world-class leadership team. I couldn’t be more excited for the future of Shift.”

“Our third quarter - and year to date - results demonstrate that there is a clear demand for our offerings and consumers are embracing Shift more than ever before. We now expect Q4 revenue to be another record, in the range of $72 million to $75 million, representing 163% - 174% year over year growth, the strongest revenue growth in the Company’s recent history,” added Shift’s Co-CEO George Arison. “Looking ahead, we are focused on several strategic priorities that we believe will drive long term growth. In the near-term, our strategy is to deepen penetration in our existing markets and expand into new markets, improve attachment rates of high-quality ancillary products, drive reconditioning efficiencies and increase our brand recognition.”

Q3 2020 Key Results

All comparisons for the quarter are year-over-year unless otherwise specified.

●	Total revenue grew 31% year-over-year and 85% from Q2 2020, reaching a record $59.9 million.

●	Total units sold were 4,046, up 34%. Total ecommerce units sold were 2,946 and total wholesale units sold were 1,100, an increase of 35% and 31%, respectively.

●	Gross profit grew to $3.7 million or 6.2% of total revenue, up from $(0.9) million. Non-GAAP Adjusted gross profit grew 156% to $3.9 million or 6.5% of total revenue.

●	Gross profit per unit was $1,265 compared to negative gross profit per unit of $391.

●	Adjusted gross profit per unit (“Adjusted GPU”) was $1,319, compared to $697, an 89% increase. Adjusted GPU is reduced by non-repair labor costs of $152 per unit in Q3 2020.

●	SG&A was $24 million, or 40% of revenue, up from 35%. The increase in SG&A was primarily driven by increased marketing spend and an increase in expenses associated with becoming a public company.

●	Net loss was $(23.3) million, as compared to net loss of $(19.0) million, and basic and diluted net loss per share was $(0.64), based on 36.5 million weighted average shares outstanding during Q3 2020 for Shift as a standalone entity, prior to the Merger close on October 13, 2020.

●	Adjusted EBITDA loss for the period was $(19.4) million or (32.4)% of total revenue, as compared to (30.5)% of revenue in the prior year period.

●	Cash and cash equivalents totaled $18.4 million as of September 30, 2020. The Merger which closed subsequent to Q3, delivered approximately $302 million, net of deal-related expenses, to support growth and working capital. Subsequent to the close of the Merger, the Company paid down the $6.1 million balance of its PPP loan and $25.0 million balance on its delayed draw term loan.

●	As of October 13, 2020, and immediately following the Merger, Shift had approximately 82.1 million shares outstanding, inclusive of approximately 6 million shares which are subject to the earnout provisions of the agreement governing the Merger. We expect basic and diluted weighted average shares outstanding to be approximately 82.7 million in Q4.

Recent Company Highlights

In the last quarter, Shift:

●	Introduced its newest buyer market in the greater Seattle region, marking a complete span of the U.S. West Coast footprint for the company.

●	Launched its first acquisition market in Texas, acquiring select vehicles directly from consumers in the Austin area.

●	Unveiled its new brand strategy, including an ad campaign, new look and feel, and TV ads featuring a new spokesperson. The overarching theme of the new Shift brand is embracing and celebrating used cars. Shift proudly celebrates and champions used cars, and the savvy consumers who buy them.

●	Expanded its leadership team with the addition of multi-decade veteran of the auto retail industry, Mark McCollum, as Chief Revenue Officer, and 20-year public company accounting leader, Blima Tuller, as Controller & SVP of Accounting.

●	Added three Directors to its board, with expertise in marketing, automotive finance, and technology.

Conference Call Information

Shift senior management will host a conference call today to discuss the Company’s Q3 2020 financial results and fourth quarter outlook. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (833) 614-1395 or (914) 987-7116. To listen to a live audio webcast, please visit Shift’s Investor Relations website at investors.shift.com. A replay of the audio webcast will be available on the same website following the call. A telephonic replay will be available through November 19, 2020 by dialing (855) 859-2056 or (404) 537-3406 and entering passcode 9878278#.

About Shift

Shift is a leading end-to-end auto ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience. Shift’s mission is to make car purchase and ownership simple — to make buying or selling a used car fun, fair, and accessible to everyone. Shift provides comprehensive, digital solutions throughout the car ownership lifecycle: finding the right car, having a test drive brought to you before buying the car, a seamless digitally-driven purchase transaction including financing and vehicle protection products, an efficient, digital trade-in/sale transaction, and a vision to provide high-value support services during car ownership. For more information, visit www.shift.com.

Forward-Looking Statements

This document includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of Shift’s business are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, Shift’s ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (2) costs related to the business combination; (3) changes in applicable laws or regulations; (4) the possibility that Shift may be adversely affected by other economic, business, and/or competitive factors; (5) the operational and financial outlook of Shift; (6) the ability for Shift to execute its growth strategy; and (7) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Shift. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Shift undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to our GAAP results, we review certain non-GAAP financial measures to help us evaluate our business, measure our performance, identify trends affecting our business, establish budgets, measure the effectiveness of investments in our technology and sales and marketing, and assess our operational efficiencies. These non-GAAP measures include Adjusted Gross Profit, Adjusted gross profit per unit (“Adjusted GPU”), and Adjusted EBITDA, each of which is discussed below.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See “Reconciliation of gross profit to Adjusted Gross Profit,” “Reconciliation of gross profit per unit to Adjusted gross profit per unit” and “Reconciliation of net loss to Adjusted EBITDA” included as part of this press release.

Adjusted Gross Profit

Management evaluates our business based on an adjusted gross profit calculation that removes the financial impact associated with milestones achieved under our Lithia warrant arrangement, which resulted in reductions in gross profit in our consolidated financial statements as applicable to the periods presented. This is a non-cash adjustment, and we do not expect any material future non-cash gross profit adjustments related to the Lithia warrant agreement. We examine adjusted gross profit in aggregate as well as for each of our revenue streams: ecommerce, other, and wholesale.

Adjusted Gross Profit per Unit

We define adjusted gross profit per unit (“Adjusted GPU”) as the adjusted gross profit for ecommerce, other and wholesale, each of which divided by the total number of ecommerce units sold in the period. Adjusted GPU is driven by ecommerce vehicle revenue, which generates additional revenue through attachment of our financing and protection products, and gross profit generated from wholesale vehicle sales. We present Adjusted GPU from our three revenues streams, as Ecommerce Adjusted GPU, Wholesale Adjusted GPU and Other Adjusted GPU. We believe Adjusted GPU is a key measure of our growth and long-term profitability.

Adjusted EBITDA:

We define Adjusted EBITDA as net loss adjusted to exclude stock-based compensation expense, depreciation and amortization, net interest income or expense, impact of warrant remeasurement, warrant milestone impact, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance, including, but not limited to acquisition and related items. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:

●	Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.

●	Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance.

●	Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:

●	Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.

●	Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements.

●	Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments.

●	Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense.

●	Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Our Adjusted EBITDA is influenced by fluctuations in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), income (loss) from operations, or any other measure of financial performance calculated and presented in accordance with GAAP.

Investor Relations Contact:

Jennifer Jarman, The Blueshirt Group

IR@shift.com

Media Contact:

Jeff Fox, The Blueshirt Group

jeff@blueshirtgroup.com

Source: Shift Technologies, Inc.

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

(unaudited)

	As of September 30, 2020	As of December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$18,366	$42,976
Accounts receivable, net	7,924	1,839
Inventory	33,485	18,198
Prepaid expenses and other current assets	2,161	1,899
Total current assets	61,936	64,912
Property and equipment, net	1,802	2,120
Capitalized website and internal use software costs, net	6,376	5,679
Restricted cash, noncurrent	1,605	1,600
Deferred borrowing costs	2,908	5,184
Other noncurrent assets	2,850	3,274
Total assets	$77,477	$82,769

Liabilities, CONVERTIBLE PREFERRED STOCK AND stockholders’ DEFICIT
Current liabilities:
Accounts payable	$9,482	$1,967
Accrued expenses and other current liabilities	14,413	5,954
Flooring line of credit	20,556	16,245
Total current liabilities	44,451	24,166
Related party long term note, net, noncurrent	22,004	8,505
Warrants liability	11,021	4,810
Other noncurrent liabilities	8,284	1,954
Total liabilities	85,760	39,435
Commitment and contingencies (Note 8)
Convertible preferred stock – par value $0.0001 per share; 259,455,633 shares authorized at September 30, 2020, and December 31, 2019; 255,237,101 shares issued and outstanding at September 30, 2020, and December 31, 2019; (liquidation preference of $175,265 at September 30, 2020, and December 31, 2019)	223,631	223,631
Stockholders’ deficit:
Common stock – par value $0.0001 per share; 435,000,000 shares authorized at September 30, 2020, and December 31, 2019, respectively; 44,389,137 and 37,432,555 shares issued and outstanding at September 30, 2020, and December 31, 2019, respectively;	4	3
Additional paid-in capital	38,023	34,997
Accumulated deficit	(269,941)	(215,297)
Total stockholders’ deficit	(231,914)	(180,297)
Total liabilities, convertible preferred stock and stockholders’ deficit	$77,477	$82,769

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Revenue
Ecommerce revenue, net	$48,486	$36,914	$97,870	$112,645
Other revenue	2,036	954	3,933	2,627
Wholesale vehicle revenue	9,392	7,989	20,504	23,612
Total revenue	59,914	45,857	122,307	138,884
Cost of sales	56,188	46,710	111,666	139,932
Gross profit	3,726	(852)	10,641	(1,048)
Operating expenses:
Selling, general and administrative expenses	24,030	16,204	52,109	54,236
Depreciation and amortization	1,181	888	3,258	2,184
Total operating expenses	25,211	17,092	55,367	56,420
Loss from operations	(21,485)	(17,944)	(44,726)	(57,468)
Interest expense	(1,256)	(1,463)	(3,901)	(4,136)
Interest income and other income (expense)	(579)	427	(6,017)	1,642
Net loss and comprehensive loss attributable to common stockholders	$(23,320)	$(18,980)	$(54,644)	$(59,962)
Net loss and comprehensive loss per share attributable to common stockholders, basic and diluted	$(0.64)	$(0.55)	$(1.57)	$(1.71)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	36,457,891	34,333,276	34,851,966	35,063,135

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2020	2019

Cash flows from Operating activities
Net loss	$(54,644)	$(59,962)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,258	2,184
Stock-based compensation expense, including warrant remeasurement	7,666	930
Non-cash expense upon milestone achievement	—	2,894
Contra-revenue associated with milestones	478	7,277
Amortization of debt discount	3,275	3,108
Compensation expense from exchange of common stock	—	4,824
Changes in operating assets and liabilities:
Accounts receivable	(6,085)	408
Inventory	(15,287)	20,673
Prepaid expenses and other current assets	7	309
Other noncurrent assets	(54)	(879)
Accounts payable	7,515	(2,259)
Accrued expenses and other current liabilities	7,983	1,220
Other noncurrent liabilities	(52)	413
Net cash used in operating activities	(45,940)	(18,860)

Cash flows from Investing activities
Purchases of property and equipment	(407)	(1,085)
Capitalized website internal-use software costs	(2,857)	(3,714)
Net cash used in investing activities	(3,264)	(4,799)

Cash flows from Financing activities
Proceeds from delayed draw term loans	12,500	—
Proceeds from flooring line of credit facility	67,413	92,613
Repayment of flooring line of credit facility	(63,102)	(99,801)
Proceeds from SBA PPP loans	6,055	—
Proceeds from issuance of convertible preferred stock	—	5,800
Issuance costs related to convertible preferred stock	—	(121)
Proceeds from stock option exercises, including from early exercised options	1,740	72
Repurchase of shares related to early exercised options	(7)	(3)
Net cash provided by (used in) financing activities	24,599	(1,440)
Net decrease in cash, cash equivalents and restricted cash	(24,605)	(25,099)
Cash, cash equivalents and restricted cash, beginning of period	44,576	72,092
Cash, cash equivalents and restricted cash, end of period	$19,971	$46,993

Supplemental disclosure of cash flow information
Cash paid for interest	$650	$1,024

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Vesting of exercised options	$605	$173
Stock-based compensation capitalized to internal-use software	$182	$243
Reclassification of warrants previously classified as liabilities	$—	$3,915
Exercised options with cash not yet received	$269	$—

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Reconciliation of Gross Profit to Adjusted Gross Profit

(In thousands)

(unaudited)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2020	2019	2020	2019
	($ in thousands)		($ in thousands)
Total gross profit:
GAAP total gross profit	$3,726	$(852)	$10,641	$(1,048)
Warrant impact adjustment (1)	159	2,372	478	7,277
Adjusted total gross profit	$3,885	$1,520	$11,119	$6,229

Ecommerce gross profit:
GAAP ecommerce gross profit	$1,606	$785	$4,518	$3,590
Warrant impact adjustment (1)	-	-	-	-
Adjusted ecommerce gross profit	$1,606	$785	$4,518	$3,590

Other gross profit:
GAAP other gross profit	$2,036	$954	$3,933	$2,627
Warrant impact adjustment (1)	159	142	478	519
Adjusted other gross profit	$2,195	$1,096	$4,411	$3,146

Wholesale gross profit:
GAAP wholesale gross profit	$84	$(2,591)	$2,190	$(7,265)
Warrant impact adjustment (1)	-	2,230	-	6,757
Adjusted wholesale gross profit	$84	$(361)	$2,190	$(508)

(1)	Warrant impact adjustment refers to a commercial agreement with Lithia Motors, Inc. and a reclassification of revenue generated through certain consumer promotions to selling, general and administrative expenses. In the referenced commercial agreement, Lithia was granted stock warrants through the achievement of various milestones. In accordance with ASC 606, due to the nature of the agreement in place with Lithia, Shift must burden gross profit by the amount of the fair market value expense of the warrants issued to Lithia upon achievement of certain milestones.

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Reconciliation of Gross Profit Per Unit To Adjusted Gross Profit Per Unit

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	($ per ecommerce unit)		($ per ecommerce unit)
Total gross profit per unit:
GAAP total gross profit per unit	$1,265	$(391)	$1,719	$(153)
Warrant impact adjustment per unit	54	1,088	77	1,063
Adjusted total gross profit per unit	$1,319	$697	$1,797	$910

Ecommerce gross profit per unit:
GAAP ecommerce gross profit per unit	$545	$360	$730	$524
Warrant impact adjustment per unit	-	-	-	-
Adjusted ecommerce gross profit per unit	$545	$360	$730	$524

Other gross profit per unit:
GAAP other gross profit per unit	$691	$437	$635	$384
Warrant impact adjustment per unit	54	65	77	76
Adjusted other gross profit per unit	$745	$502	$713	$460

Wholesale gross profit per unit:
GAAP wholesale gross profit per unit	$29	$(1,188)	$354	$(1,061)
Warrant impact adjustment per unit	-	1,023	-	987
Adjusted wholesale gross profit per unit	$29	$(165)	$354	$(74)

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	($ in thousands)		($ in thousands)
Adjusted EBITDA Reconciliation
Net Loss	$(23,320)	$(18,980)	$(54,644)	$(59,962)
(+) Interest expense, net (1)	1,256	1,180	3,707	$2,638
(+) Stock-Based Compensation, including warrant remeasurement (2)	1,334	574	7,666	$930
(+) Depreciation & Amortization	1,181	888	3,258	$2,184
(+) Warrant Impact Adjustment	159	2,372	478	$7,277
Adjusted EBITDA	$(19,390)	$(13,966)	$(39,535)	$(46,933)
EBITDA Margin (%)	(32.4)%	(30.5)%	(32.2)%	(33.8)%

(1)	Interest expense, net includes Interest expense and Interest Income and other income (expense) less warrant remeasurement amounts
(2)	Stock Based Compensation, including warrant remeasurement includes stock based compensation of $0.8 million and $0.7 million, for the three months ended September 30, 2020 and September 30, 2019, respectively, and $1.5 million and $1.l million for the nine months ended September 30, 2020 and September 30, 2019, respectively, recorded within Selling General and Administrative expenses and warrant remeasurements of $0.6 million and $(0.1) million, for the three months ended September 30, 2020 and September 30, 2019, respectively, and $6.2 million and $(0.l) million for the nine months ended September 30, 2020 and September 30, 2019, respectively, recorded within Interest Income and other income (expense) on the statement of operations and comprehensive loss.